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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): DECEMBER 7, 2001


                          TOUCHTUNES MUSIC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)

         33-55254-447                                      87-0485304
   (Commission File Number)                    (IRS Employer Identification No.)



                              1800 E. Sahara Avenue
                                    Suite 107
                             LAS VEGAS, NEVADA 89104
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (702) 792-7405
              (Registrant's Telephone Number, Including Area Code)

              -----------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM  5.      OTHER EVENTS.

In an attempt to reduce costs and increase operating efficiencies, TouchTunes Music Corporation (the "Company") permanently laid-off 26 of its 118 employees, with positions primarily in the areas of research and development and sales. These layoffs took place during the last week of November 2001 and the first week of December 2001. The Company expects that the cost of severance and other termination benefits that it will incur in connection with these layoffs will be approximately $125,000 in the aggregate.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    TOUCHTUNES MUSIC CORPORATION

                                    By:      /s/  Matthew Carson
                                             Matthew Carson
                                             Vice President Finance and
                                             Chief Financial Officer



Date:  December 14, 2001